UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2021

NGM Biopharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38853	26-1679911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Oyster Point Boulevard South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 243-5555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the 2021 annual meeting of stockholders (the “2021 Annual Meeting”) of NGM Biopharmaceuticals, Inc. (“NGM” or the “Company”), the Board of Directors of the Company (the “Board”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, nominated Roger M. Perlmutter, M.D., Ph.D. for election as a Class II director at the 2021 Annual Meeting as part of the Board’s stated objective to evolve the Board’s composition to include more members with significant biopharmaceutical industry and operations experience. Particularly in light of the willingness of Dr. Perlmutter to serve as a director if elected, two of NGM’s current Class II directors, David Schnell, M.D. and McHenry T. Tichenor, Jr., who have served on the Board since January 2008 and March 2010, respectively, notified NGM on April 26, 2021 that they are resigning from the Board, effective upon the expiration of their respective terms at the 2021 Annual Meeting.

Item 8.01    Other Events.

On April 28, 2021, NGM issued a press release announcing that Dr. Perlmutter has been nominated for election as a Class II director at the 2021 Annual Meeting to be held virtually on Tuesday, June 8, 2021 at 7:30 a.m. Pacific Daylight Time. A copy of the press release titled “NGM Announces Nomination of Roger M. Perlmutter for Election to its Board of Directors” is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Important Additional Information and Where to Find It

NGM, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2021 Annual Meeting. NGM will file with the SEC and make available to its stockholders a proxy statement in connection with such solicitation. NGM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of NGM’s directors and executive officers and their respective interests in NGM by security holdings or otherwise are set forth in NGM’s proxy statement for the 2020 annual meeting of stockholders filed with the SEC on April 8, 2020 and will be set forth in NGM’s proxy statement for the 2021 Annual Meeting, which documents are or will be available at NGM’s investor relations website at https://ir.ngmbio.com/financial-information/sec-filings. To the extent holdings of such participants in NGM’s securities have changed since the amounts described in the 2020 proxy statement, or if a particular participant’s holdings are not set forth in the 2020 proxy statement, such holdings (or changes thereto) have been reflected in subsequent statements of beneficial ownership on file with the SEC and will be reflected in NGM’s proxy statement for the 2021 Annual Meeting. Information regarding the special interests of such participants, if any, in the matters to be voted on at the 2021 Annual Meeting will be included in the 2021 proxy statement referred to above. You can obtain free copies of these referenced documents as described below.

The proxy statement for the 2021 Annual Meeting (and any amendments or supplements thereto) and any other relevant documents and other material filed by NGM with the SEC, are or will be available for no charge at the SEC’s website at www.sec.gov and at NGM’s investor relations website at https://ir.ngmbio.com/financial-information/sec-filings. Copies may also be obtained free of charge by contacting NGM by mail at 333 Oyster Point Boulevard, South San Francisco, California 94080, Attn: Secretary, or by telephone at (650) 392-1768.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press release, dated April 28, 2021, titled “NGM Announces Nomination of Roger M. Perlmutter for Election to its Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGM Biopharmaceuticals, Inc.

Dated: April 28, 2021	By:	/s/ Siobhan Nolan Mangini
Siobhan Nolan Mangini
Chief Financial Officer